40 Wall Street, New York, NY 10005

February 23, 2011

David M. Goldstein
Willis of Massachusetts, Inc.
Three Copley Place
Suite 300
Boston, MA 02116-6516

Re:	All Fidelity Funds Mutual Fund Bond Policy Number 287042220 Expiration Date: 07/01/2011

Dear Mr. Goldstein,

We are pleased to enclose Policy Number 287042220 for All Fidelity Funds. We trust that this policy meets with the specifications outlined in our quotation. Please review it carefully to confirm this. Should you detect any problem, please contact me as soon as possible.

If commissions or other compensation are payable hereunder, Insurance Producer will comply with all applicable federal and state laws, rules, regulations and/or orders governing disclosure by an agent, broker or producer to an insured or prospective insured of commissions or other compensation.

We appreciate the opportunity to do business with All Fidelity Funds and with you. If you should have any comments, questions, or concerns, please do not hesitate to contact me.

Sincerely,

Mark B Equi

Mark B Equi
Underwriting Manager
Phone: (617) 984-4741
Fax: (312) 260-4592
Mark.Equi@cna.com

ME/va

Policy Transaction Invoice

Producer: David M. Goldstein Willis of Massachusetts, Inc. Three Copley Place Suite 300 Boston, MA 02116-6516 (617)351-7498 Branch Code: 912 Producer Number: 756340	Customer: All Fidelity Funds 82 Devonshire Street, F3D Boston, MA 02109 Customer Number: 40420

Continental Insurance Company hereby submits the following Statement for Policy # 287042220 for All Fidelity Funds

Policy Period: From 07/01/2010 to 07/01/2011.

Policy	Gross	Commission	Counter-	Total	Total	Amount Due
Effective	Premium		Signature	Taxes	Surcharges
Date		0.00% (MFB)	Fee
7/1/2010	$41,500.00	$0.00	$0.00	$0.00	$0.00	$41,500.00

* Please return a copy of this invoice with your payment due 30 days after Policy Effective Date to:

Continental Casualty Company 23453 Network Place Chicago, IL 60673-1234

Please do not send this payment to any other CNA payment site.

Any questions regarding your account please call

CNA Financial Insurance Phone: (617) 984-4741 Fax: (312) 260-4592

FOR BILLING QUESTIONS CONTACT BILLING & COLLECTIONS: 1-877-574-0540

This amount will also appear on the CNA monthly statement for this producer number.

02/23/2011

DECLARATIONS
EXCESS INSURANCE POLICY

NOTICE

THIS IS A CLAIMS–MADE POLICY AND, SUBJECT TO ITS PROVISIONS, APPLIES ONLY TO ANY CLAIM FIRST MADE AGAINST THE INSUREDS DURING THE POLICY PERIOD. NO COVERAGE EXISTS FOR CLAIMS FIRST MADE AFTER THE END OF THE POLICY PERIOD UNLESS, AND TO THE EXTENT, THE EXTENDED REPORTING PERIOD APPLIES. PLEASE REVIEW THE POLICY CAREFULLY AND DISCUSS THE COVERAGE WITH YOUR INSURANCE AGENT OR BROKER.

Terms in bold face type have the special meaning. See the definitions sections of this Policy.

		NAMED ENTITY AND ADDRESS	PRODUCER
Item 1.		All Fidelity Funds	Willis of Massachusetts, Inc.
		82 Devonshire Street, F3D	David M. Goldstein
		Boston, MA 02109	Three Copley Place
Suite 300
Attn:			Boston, MA 02116-6516
		CUSTOMER NUMBER	INSURER
		40420	Continental Insurance Company
		POLICY NUMBER	333 S. Wabash Ave.
		287042220	Chicago, IL 60604

Item 2.	Policy Period: 7/1/2010 to	7/1/2011
12:01 a.m. local time at the address stated in Item 1.

Item 3.	Limit of Liability:

$10,000,000 maximum aggregate Limit of Liability under the Policy.

Item 4.	Schedule of Underlying Insurance:

	a.	Primary Policy
Underlying Insurer		Policy No	Limits	Ded/Ret Amount
National Union Fire Insurance
Company of Pittsburgh, PA		01-986-29-38	$15,000,000	$400,000

	b.	Underlying Excess Policies:

SEE UNDERLYING EXCESS POLICY SCHEDULE BELOW

Item 5.	Policy Premium $41,500

G-22076-B(c) (Ed.1-05)

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  CNA All Rights Reserved.

DECLARATIONS
EXCESS INSURANCE POLICY

Item 6.	Notices to Insurer:

	Claims:		All other notices:
	CNA Global Specialty Lines		CNA Global Specialty Lines
40 Wall Street
New York, NY 10005
Attn: GSL Claims Intake Coordinator
OpenBrokerageNewClaims@cna.com

Item 7.	Endorsements forming a part of this Policy at issuance:

	G-145125-A	Ed.08/03	Policyholder Notice – Economic and Trade Sanctions Condition
	G-145184-A	Ed.06/03	Economic and Trade Sanctions Condition
	GSL2035XX	Ed.08/04	Tie In Limits Endorsement

These Declarations, along with the completed and signed Application, the Policy, and any written endorsements attached shall constitute the contract between the Insureds and the Insurer.

Authorized Representative :

Date: February 23, 2011

G-22076-B(c) (Ed.1-05)

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  CNA All Rights Reserved.

DECLARATIONS
EXCESS INSURANCE POLICY

UNDERLYING EXCESS POLICY SCHEDULE

Name of Carrier	Policy No.		Limits	Excess of
Westchester Fire Insurance Company	DOX G21661612 005		$10,000,000	$15,000,000
Everest National Insurance Company	FL5FD00012-101		$10,000,000	$25,000,000
ICI Mutual Insurance Company	87153310	B	$15,000,000	$35,000,000
Endurance Specialty Insurance Ltd	P006738005		$15,000,000	$50,000,000
St. Paul Mercury Insurance Company	469PB0983		$10,000,000	$65,000,000

G-22076-B(c) (Ed.1-05)

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  CNA All Rights Reserved.

EXCESS INSURANCE POLICY

NOTICE: THIS IS A CLAIMS–MADE POLICY AND, SUBJECT TO ITS PROVISIONS, APPLIES ONLY TO ANY CLAIM FIRST MADE AGAINST THE INSUREDS DURING THE POLICY PERIOD. NO COVERAGE EXISTS FOR CLAIMS FIRST MADE AFTER THE END OF THE POLICY PERIOD UNLESS, AND TO THE EXTENT, THE EXTENDED REPORTING PERIOD APPLIES. PLEASE REVIEW THE POLICY CAREFULLY AND DISCUSS THE COVERAGE WITH YOUR INSURANCE AGENT OR BROKER.

The Insurer and the Insureds agree as follows, in consideration of the payment of the premium and in reliance upon the

Application:

I.	INSURING AGREEMENT
	The	Insurer shall provide the Insureds with excess coverage over the Underlying Limits during the Policy Period.
	Coverage	hereunder shall attach only after the insurers of the Underlying Insurance shall have paid in legal currency
	the	full amount of the Underlying Limits and the Insureds shall have paid any applicable retentions or deductibles
	thereunder.	Coverage under this Policy shall then apply in conformance with the provisions of the Primary Policy, or
	any	more restrictive provisions of the Underlying Excess Policies, except for the premium, Limit of Liability, and any
	other	provision specifically set forth in this Policy. In no event shall this Policy provide broader coverage than is
	provided	by the most restrictive terms of any Underlying Insurance.
II.	POLICY DEFINITIONS
	1.	Application means any documents, information or material submitted to any underlying insurer or the Insurer, or deemed included within the definition of Application in accordance with any Underlying Insurance Policy’s definition of Application.
	2.	Claim shall have the same meaning in this Policy as that set forth in the Primary Policy or any more restrictive provisions of the Underlying Excess Policies.
	3.	Insureds means those natural persons or entities covered under the Primary Policy or any more restrictive provision of the Underlying Excess Policies.
	4.	Named Entity means the entity named in Item 1 of the Declarations.
	5.	Policy Period means the period from the effective date to the expiration date of this Policy, as set forth in Item 2 of the Declarations, or its earlier cancellation date or termination date, if any. If the Extended Reporting Period is purchased, then such period shall be part of and not in addition to the Policy Period.
	6.	Primary Policy means the policy scheduled in Item 4a of the Declarations.
	7.	Underlying Excess Policies means all policies scheduled in Item 4b of the Declarations.
	8.	Underlying Insurance means all policies scheduled in Item 4 of the Declarations.
	9.	Underlying Limits means an amount equal to the total of all of the aggregate Limits of Liability, as set forth in Item 4 of the Declarations, for all Underlying Insurance.

G-22075-BC (Ed. 1/05)

  CNA All Rights Reserved.

III.	EXTENDED REPORTING PERIOD
	1.	If the Named Entity has, and exercises, the right to purchase a discovery period under every and all of the
		Underlying	Insurance policies, the Named Entity shall also have the right to purchase, upon payment of an
		additional	premium, an extension of this Policy in conformance with the terms, conditions and limitations of the
		discovery	period purchased under the Primary Policy except as set forth in paragraph 2 below. This period shall
		be	referred to herein as the Extended Reporting Period, which shall in no event be longer than the shortest
		discovery	period elected under all of the Underlying Insurance.
	2.	The Limits of Liability for all Claims reported during the Extended Reporting Period shall be part of and not in
		addition	to the Limits of Liability for the Policy Period as set forth in the Declarations and Section IV, Limit of
		Liability	of this Policy.
IV.	LIMIT OF LIABILITY
	1.	The amount set forth in Item 3 of the Declarations shall be the maximum aggregate limit of liability of the Insurer
		for	all loss under this Policy, regardless of the number of Claims made against the Insureds or the time of payment.
	2.	If this Policy affords coverage for a Claim against natural person Insureds serving in an “outside position”, as
		such	term, or its equivalent, is used under the most restrictive Underlying Insurance, then payment by the
		Insurer	or any affiliate of the Insurer under another policy as a result of such Claim shall reduce, by the amount of
		such	payment, the Insurer’s Limit of Liability under this Policy with respect to such Claim.
	3.	If the Limit of Liability under this Policy is exhausted by payment of loss, the Insurer's obligations under this Policy
		shall	be deemed completely fulfilled and extinguished.
V.	MAINTENANCE OF THE TERMS AND CONDITIONS OF UNDERLYING INSURANCE
	1.	The Underlying Insurance shall be maintained during the Policy Period (including any applicable Extended
		Reporting	Period) on the same terms and conditions in effect upon the inception date of this Policy, subject to any
		reduction	of the aggregate limits of liability available under the Underlying Insurance solely by reason of
		payment	in legal currency of losses covered thereunder. Except as provided in Section VII below, failure to
		comply	with the foregoing shall not invalidate this Policy but the Insurer shall not be liable to a greater extent than
		if	this condition had been complied with. To the extent that any Underlying Insurance is not maintained during
		the	Policy Period (including any applicable Extended Reporting Period) on the same terms and conditions in
		effect	upon the inception date of this Policy:
		a.	the Insureds shall be deemed to be self-insured for any loss not covered under the Underlying Insurance due to such failure, and
		b.	the Underlying Limits shall not be deemed to be depleted due to any loss payments covered under the Underlying Insurance on account of such changes in terms and conditions of such Underlying Insurance.
	2.	The Named Entity shall notify the Insurer in writing as soon as practicable before the effective date of any
		change	in the terms and conditions of any Underlying Insurance. This Policy shall become subject to such
		changes	only if and to the extent the Insurer agrees thereto in writing, prior to the effective date of such changes,
		and	only if the Insureds pay any additional premium required by the Insurer.

G-22075-BC (Ed. 1/05)

  CNA All Rights Reserved.

VI.	EXHAUSTION OF UNDERLYING LIMITS
	1.	In the event of the exhaustion of the Underlying Limits solely as the result of actual payment in legal currency of losses covered under the Underlying Insurance by the applicable insurers, this Policy subject to the Insurer’s Limit of Liability and to the other terms of this Policy, shall continue for subsequent losses as primary insurance and any retention specified in the Primary Policy shall be imposed under this Policy as provided in the Primary Policy.
	2.	Nothwithstanding paragraph 3 below, if any loss covered under any Underlying Insurance is subject to a sub- limit, then this Policy provides no coverage excess of such Underlying Insurance sub-limits. However, the Underlying Limits shall be deemed depleted by payment of any such sub-limits.
	3.	This Policy only provides coverage excess of the Underlying Limits. This Policy does not provide coverage for any loss not covered by any Underlying Insurance except and to the extent that such loss is not paid under the Underlying Insurance solely by reason of the depletion or exhaustion of the available Underlying Insurance through payment in legal currency of loss covered thereunder. This Policy shall not drop down for any reason other than exhaustion of the Underlying Limits, including, but not limited to, uncollectibility (in whole or in part) of any Underlying Insurance or any Underlying Insurance containing terms and conditions different than the Primary Policy. The risk of uncollectibility of such Underlying Insurance (in whole or in part), whether because of financial impairment or insolvency of an underlying insurer or for any other reason, is expressly retained by the Insureds and is not in any way or under any circumstances insured or assumed by the Insurer.
	4.	In the event the insurer issuing any of the Underlying Insurance fails to pay loss in connection with any Claim covered under the Underlying Insurance as a result of the insolvency, bankruptcy, or liquidation of such insurer, then the Insureds shall be deemed to be self–insured for the amount of the limit of liability of the Underlying Insurance issued by such insurer which is not paid as a result of such insolvency, bankruptcy or liquidation.
VII.	TERMINATION OF UNDERLYING INSURANCE
	1.	This Policy shall terminate immediately and automatically upon the termination of any Underlying Insurance, whether such Underlying Insurance termination is automatic or pursuant to cancellation by the Insureds or the insurer of any of the Underlying Insurance. Notice of termination, cancellation or non–renewal of any of the Underlying Insurance duly given by any insurer of any of the Underlying Insurance shall serve as notice of termination, cancellation or non–renewal of this Policy by the Insurer.
	2.	To the extent that any Underlying Insurance is rescinded in whole or in part, this Policy shall be deemed similarly rescinded.
VIII.	NOTICES TO THE INSURER
	1.	The Insureds shall, as a condition precedent to their rights under this Policy and notwithstanding provisions in the Primary Policy to the contrary, give the Insurer written notice of any Claim in the same manner required by the terms and conditions of the Primary Policy.
	2.	Written notice to the Insurer shall be given to the address specified in Item 6 of the Declarations, which notice shall be effective upon receipt.
	3.	The Insureds shall furnish the Insurer with copies of reports, investigations, pleadings, related papers, and such other information, assistance and cooperation as the Insurer may reasonably request.
	4.	It is a condition precedent to coverage under this Policy that notice to the Insurer shall be provided as soon as practicable and no later than the provision of any notice under any Underlying Insurance.

G-22075-BC (Ed. 1/05)

  CNA All Rights Reserved.

IX.	CLAIM PARTICIPATION
	1.	The Insureds shall not incur or consent to defense costs, admit or assume liability, stipulate or consent to any judgment, agree to any settlement or make any settlement offer with respect to a Claim which reasonably may attach to and be covered under this Policy without the Insurer's prior written consent, such consent not to be unreasonably withheld. The Insurer shall not be liable for any loss incurred by an Insured to the extent the loss results from such Insured incurring or consenting to defense costs, admitting or assuming liability, stipulating or consenting to any judgment, agreeing to any settlement or making any settlement offer without the Insurer's prior written consent.
	2.	The Insureds agree that they shall not knowingly take any action that increases the Insurer's exposure under this Policy.
	3.	The Insurer has the right, but not the obligation, at its sole discretion, to elect to participate in the investigation, settlement, prosecution or defense of any Claim reasonably likely to attach to and be covered under this Policy or any Underlying Insurance, even if the Underlying Limits have not been exhausted.
X.	SUBROGATION AND RECOVERIES
	1.	As this Policy provides only excess coverage, the Insureds' and the Insurer's right of recovery against any natural person or organization may not be exclusively subrogated, however, in the event of any payment under this Policy, the Insurer shall be subrogated to all the Insureds' rights of recovery against any natural person or organization, and the Insureds shall execute and deliver instruments and papers and do whatever else is necessary to secure such rights.
	2.	Any amounts recovered after payment of loss hereunder shall be apportioned so that any interests, including those of the Insureds, that have paid an amount over and above any payment hereunder shall first be reimbursed first up to the amount paid by them. The Insurer shall then be reimbursed out of any remaining balance, up to the amount paid hereunder. The interests, including those of the Insureds, of which this coverage is in excess shall then be reimbursed for the amount of the residue, if any. Expenses necessary to the recovery of any such amounts shall be apportioned between the interests concerned, including those of the Insureds, in the ratio of their respective recoveries as finally settled.
XI.	CHANGES
	Notice	to or knowledge possessed by any agent or other person acting on behalf of the Insurer shall not effect a
	waiver	or a change in any part of this Policy or stop the Insurer from asserting any right under the provisions of this
	Policy,	nor shall the provisions be waived or changed except by written endorsement issued to form a part of this
Policy.
XII.	COMPANY AUTHORIZATION
	The	Insureds agree that the Named Entity will act on behalf of the Insureds with respect to giving all notices to the
	Insurer,	receipt of notices from the Insurer, payment of premiums, receipt of any return premiums that may become
	due	under this Policy, and the agreement to and acceptance of endorsements.
XIII.	NO ACTION AGAINST INSURER
	1.	No action shall be taken against the Insurer unless, as a condition precedent, there shall have been full compliance with all the provisions of this Policy, nor until the amount of the Insureds obligation to pay shall have

G-22075-BC (Ed. 1/05)

  CNA All Rights Reserved.

been finally determined either by final and non-appealable judgment against the Insureds after trial, or by written agreement of the Insureds, the claimant and the Insurer.
2.	No person or organization shall have the right under this Policy to join the Insurer as a party to any Claim against the Insureds to determine the Insureds' liability, nor shall the Insurer be impleaded by the Insureds or their legal representatives in any such Claim.

XIV. ASSIGNMENT OF INTEREST

Assignment of interest under this Policy shall not bind the Insurer unless its consent is endorsed to this Policy.

XV.	TERRITORY
Coverage shall apply worldwide.
XVI.	HEADINGS
The section headings in this Policy are for expediency only and do not form a part of the terms and conditions of the Policy.

IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed by its Chairman and Secretary, but this Policy shall not be binding upon us unless completed by the attachment of the Declarations.

Chairman

Secretary

G-22075-BC (Ed. 1/05)

  CNA All Rights Reserved.

POLICYHOLDER NOTICE

Ethics and proper business conduct has been the cornerstone of CNA since 1897. While much has changed during the last century, our commitment to these core values has not wavered. We strongly believe that proper business conduct is more than the practice of avoiding wrong; it is also a matter of choosing to do right. Nowhere is this more essential than helping in the fight against terrorism. As such, we are committed to complying with U.S. Department of Treasury Office of Foreign Asset Control (OFAC) requirements.

Through a variety of laws, OFAC administers and enforces economic sanctions against countries and groups of individuals, such as terrorists and narcotics traffickers. These laws prohibit all United States citizens (including corporations and other entities) and permanent residents from engaging in transactions with sanctioned countries and with individuals and entities on the Specially Designated Nationals (SDN) list. Because all U.S. citizens and companies are subject to this law, we wanted to be sure you were aware of its scope and restrictions. If you haven’t already done so, you may want to consider discussing this issue with your legal counsel to ensure you are in compliance.

For insurance companies, accepting premium from, issuing a policy to, insuring property of, or making a claim payment to an individual or entity that is the subject of U.S.-imposed economic sanctions or trade embargoes usually are violations of these laws and regulations. Fines for violating OFAC requirements can be substantial. CNA has established an OFAC compliance program part which includes the use of exclusionary policy language. We believe this makes good business sense for CNA and you.

Our records indicate that you have insurance coverage coming up for renewal with us. The purpose of this letter is to advise you that your renewal policy includes OFAC exclusionary policy language, which may reduce or eliminate certain coverage. Specifically, if it is determined that your policy violates certain Federal or State laws or regulations, such as the U.S. list of Specially Designated Nationals or Blocked Persons (organizations or individuals associated with terrorist groups), any term or condition of your policy will be null and void to the extent it violates the applicable laws or regulations of the United States.

We’re sure you share our commitment to compliance and thank you for your cooperation.

Your policy language reads as follows:

ECONOMIC AND TRADE SANCTIONS CONDITION

The following condition is added to the Policy:

ECONOMIC AND TRADE SANCTIONS CONDITION

In accordance with laws and regulations of the United States concerning economic and trade embargoes, this policy is void from its inception with respect to any term or condition of this policy that violates any laws or regulations of the United States concerning economic and trade embargoes including, but not limited to the following:

1.	Any insured under this Policy, or any person or entity claiming the benefits of such insured, who is or becomes a Specially Designated National or Blocked Person or who is otherwise subject to U.S. economic or trade sanctions;
2.	Any claim or suit that is brought in a Sanctioned Country or by a Sanctioned Country Government, where any action in connection with such claim or suit is prohibited by U.S. economic or trade sanctions;
3.	Any claim or suit that is brought by any Specially Designated National or Blocked Person or any person or entity who is otherwise subject to U.S. economic or trade sanctions;

_________________________________________________________________________________________________ ENDORSEMENT NUMBER: 1 POLICY NUMBER: 287042220 ISSUED TO: All Fidelity Funds

_________________________________________________________________________________________________

G	-145125	-A	(ED. 08/03)

4.	Property that is located in a Sanctioned Country or that is owned by, rented to or in the care, custody or control of a Sanctioned Country Government, where any activities related to such property are prohibited by U.S. economic or trade sanctions; or
5.	Property that is owned by, rented to or in the care, custody or control of a Specially Designated National or Blocked Person, or any person or entity who is otherwise subject to U.S. economic or trade sanctions.

As used in this endorsement a Specially Designated National or Blocked Person is any person or entity that is on the list of Specially Designated Nationals and Blocked Persons issued by the U.S. Treasury Department’s Office of Foreign Asset Control (O.F.A.C.) as it may be from time to time amended.

As used in this endorsement a Sanctioned Country is any country that is the subject of trade or economic embargoes imposed by the laws or regulations of the United States of America.

ENDORSEMENT NUMBER: 1
POLICY NUMBER: 287042220
ISSUED TO: All Fidelity Funds
EFFECTIVE DATE OF ENDORSEMENT:

This endorsement, which forms a part of and is for attachment to the Policy issued by the designated Insurers, takes effect on the effective date of said Policy at the hour stated in said Policy and expires concurrently with said Policy unless another effective date is shown above.

By Authorized Representative ___________________________________________________________________________________ (No signature is required if this endorsement is issued with the Policy or if it is effective on the Policy Effective Date)

G	-145125	-A	(ED. 08/03)

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

ECONOMIC AND TRADE SANCTIONS CONDITION

The following condition is added to the Policy:

ECONOMIC AND TRADE SANCTIONS CONDITION

In accordance with laws and regulations of the United States concerning economic and trade embargoes, this policy is void from its inception with respect to any term or condition of this policy that violates any laws or regulations of the United States concerning economic and trade embargoes including, but not limited to the following:

1.	Any insured under this Policy, or any person or entity claiming the benefits of such insured, who is or becomes a Specially Designated National or Blocked Person or who is otherwise subject to U.S. economic or trade sanctions;
2.	Any claim or suit that is brought in a Sanctioned Country or by a Sanctioned Country Government, where any action in connection with such claim or suit is prohibited by U.S. economic or trade sanctions;
3.	Any claim or suit that is brought by any Specially Designated National or Blocked Person or any person or entity who is otherwise subject to U.S. economic or trade sanctions;
4.	Property that is located in a Sanctioned Country or that is owned by, rented to or in the care, custody or control of a Sanctioned Country Government, where any activities related to such property are prohibited by U.S. economic or trade sanctions; or
5.	Property that is owned by, rented to or in the care, custody or control of a Specially Designated National or Blocked Person, or any person or entity who is otherwise subject to U.S. economic or trade sanctions.

As used in this endorsement a Specially Designated National or Blocked Person is any person or entity that is on the list of Specially Designated Nationals and Blocked Persons issued by the U.S. Treasury Department’s Office of Foreign Asset Control (O.F.A.C.) as it may be from time to time amended.

As used in this endorsement a Sanctioned Country is any country that is the subject of trade or economic embargoes imposed by the laws or regulations of the United States of America.

______________________________________________________________________________________________ ENDORSEMENT NUMBER: 2 POLICY NUMBER: 287042220 ISSUED TO: All Fidelity Funds EFFECTIVE DATE OF ENDORSEMENT:

This endorsement, which forms a part of and is for attachment to the Policy issued by the designated Insurers, takes effect on the effective date of said Policy at the hour stated in said Policy and expires concurrently with said Policy unless another effective date is shown above.

By Authorized Representative _______________________________________________________________________ (No signature is required if this endorsement is issued with the Policy or if it is effective on the Policy Effective Date)

G-145184-A (Ed. 6/03)

Tie In Limits Endorsement

In consideration of the premium paid for this Policy, it is hereby agreed that the aggregate Limit of Liability of this Policy shall be reduced by any amount paid by the Insurer or by any affiliate of the Insurer under Policy Number(s) 287273571 with the Policy Period(s) of 7/1/2010 issued to or for the benefit of 7/1/2011 or any affiliate thereof. In the event that such Limit of Liability stated in the Declarations is exhausted by payment of Loss under this Policy or Policy No. 287273571, any and all obligations of the Insurer under both Policies shall be deemed to be completely fulfilled and extinguished.

All other terms and conditions of the Policy remain unchanged.

This endorsement, which forms a part of and is for attachment to the Policy issued by the designated Insurers, takes effect on the effective date of said Policy at the hour stated in said Policy and expires concurrently with said Policy unless another effective date is shown below.

By Authorized Representative ________________________________________________________________________ (No signature is required if issued with the Policy or if it is effective on the Policy Effective Date)

GSL2035XX (8-04)	Policy No:	287042220
Page 1	Endorsement No:	3
Continental Insurance Company	Effective Date:
Insured Name: All Fidelity Funds

  CNA All Rights Reserved.